ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta
Vice President, Secretary
   and General Counsel

August 21, 2000


To:    ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
       FARMINGVILLE, NY 11738

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    FORM S-3 REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OF 1933

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company of New York (the "Company"), as registrant, with the Securities and Exchange Commission covering the Deferred Variable Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Commissioner of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Sincerely,



Michael J. Velotta
Vice President, Secretary and
  General Counsel